Exhibit 99.1
TerraForm Global Announces Extension Until June 30, 2017 to Regain Nasdaq Compliance

BETHESDA, MD., March 21, 2017 - TerraForm Global, Inc. (Nasdaq: GLBL) (“TerraForm Global” or the “Company”), a global owner and operator of clean energy power plants, announced today that the Nasdaq Hearings Panel granted the Company an extension until June 30, 2017 to regain compliance with Nasdaq’s continued listing requirements with respect to its Form 10-K for the year ended December 31, 2016, its Form 10-Q for the first quarter of 2017 and its delinquency in holding its annual meeting during the year ended December 31, 2016.

About TerraForm Global

TerraForm Global is a renewable energy company that is changing how energy is generated, distributed and owned. TerraForm Global creates value for its investors by owning and operating clean energy power plants in high-growth emerging markets. For more information about TerraForm Global, please visit: www.terraformglobal.com.

Cautionary Note Regarding Forward-Looking Statements

This communication contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. These statements involve estimates, expectations, projections, goals, assumptions, known and unknown risks, and uncertainties and typically include words or variations of words such as “expect,” “anticipate,” “believe,” “intend,” “plan,” “seek,” “estimate,” “predict,” “project,” “goal,” “guidance,” “outlook,” “objective,” “forecast,” “target,” “potential,” “continue,” “would,” “will,” “should,” “could,” or “may” or other comparable terms and phrases.

Such statements include, without limitation, statements regarding the additional time that has been granted for the Company to regain compliance with the Nasdaq rules; the Company’s ability and time required to regain compliance with the Nasdaq rules; and the progress, outcome and timing of completing the delayed filings and holding the annual meeting. These forward-looking statements are based on current expectations as of the date of this press release and are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including but not limited to: the extent and impact of delays in the Company’s completion of its financial statements and the filing of its annual and quarterly reports; whether the Nasdaq Hearings Panel will reconsider the terms of the extension granted; whether the Nasdaq Listing and Hearing Review Council will determine to review the Panel’s decision; the Company’s ability to regain compliance with Nasdaq's continued listing requirements; as well as additional factors we have described in other filings with the Securities and Exchange Commission.

The risks included above are not exhaustive. Other factors that could adversely affect our business and prospects are described in the filings made by us with the Securities and Exchange Commission.

The Company undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

Contacts:

Investors:
Brett Prior
TerraForm Global
investors@terraform.com

Media:
Meaghan Repko / Joseph Sala
Joele Frank, Wilkinson Brimmer Katcher
media@terraform.com
(212) 355-4449